UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): August 6, 2026
PubMatic, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39748	20-5863224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
N/A
(Address of Principal Executive Offices) (Zip Code)
N/A
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PUBM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2026, PubMatic, Inc. (the "Company") announced the appointment of Megan Ramm as the Company's Global Chief Revenue Officer, effective August 10, 2026. In this role, Ms. Ramm will lead the Company's global revenue strategy and execution across its teams in the Americas, EMEA, and APAC. Ms. Ramm, 45, most recently served as Head of Global Sales at Uber Advertising, a division of Uber Technologies, Inc., where she led that organization's global sales function. Prior to Uber, Ms. Ramm held a sales leadership role at Snap Inc. and spent six years at Google LLC in search and programmatic advertising sales. She began her media career at Forbes Media LLC and Thomson Reuters Corporation.
There are no family relationships between Ms. Ramm and any director or executive officer of the Company required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Ms. Ramm that would require disclosure under Item 404(a) of Regulation S-K.
In connection with her appointment, the Company and Ms. Ramm entered into an offer letter dated June 24, 2026 (the "Offer Letter"), pursuant to which Ms. Ramm is entitled to: (i) an initial annual base salary of $500,000; (ii) eligibility to earn an annual performance bonus with an on-target amount of $500,000 under the Company's Executive Bonus Plan, prorated for 2026 based on her start date; and (iii) equity awards under the Company's 2020 Equity Incentive Plan, consisting of (a) a one-time new-hire grant of restricted stock units with a grant-date value of $3,450,000, and (b) an annual equity award with a target value of $2,300,000 (with the first annual grant to be made in 2027, prorated to her start date), in each case subject to approval by the Company's Board of Directors and vesting over four years in equal quarterly installments. The Company's 2026 Executive Bonus Plan referenced above was previously filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed February 26, 2026), and is incorporated herein by reference.
Ms. Ramm is also a party to the Company's standard form of Tier 2 Retention Agreement, which provides for certain severance and equity acceleration benefits upon a qualifying termination of employment, and has executed the Company's standard Employment, Confidential Information and Invention Assignment Agreement. Ms. Ramm's Retention Agreement is substantially identical to the Company's Form of Tier 2 Retention Agreement previously filed as Exhibit 10.29 to the Company's Registration Statement on Form S-1/A filed November 30, 2020, and incorporated herein by reference, except as to the parties and dates thereto. Ms. Ramm's employment with the Company is at will.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing Ms. Ramm's appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, by and between PubMatic, Inc. and Megan Ramm, dated June 24, 2026.
99.1	Press Release of the Company, dated August 10, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBMATIC, INC.

Date: August 11, 2026	By:	/s/ Steven Pantelick
Steven Pantelick
Chief Financial Officer